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                                                                    Exhibit 10.1

                       WARRIOR ENERGY SERVICES CORPORATION

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

      This RESTRICTED STOCK UNIT AWARD AGREEMENT (the "Agreement") is made this 28th day of July, 2006, by and between Warrior Energy Services Corporation, a Delaware corporation (the "Company") and Robert Joseph McNally (the "Participant").

      1. Award. The Company hereby grants to Participant an award of 96,682 restricted stock units ("RSUs"), each RSU representing the right to receive one share of common stock, par value $0.0005 per share (the "Common Stock"), of the Company according to the terms and conditions set forth herein and in Warrior Energy Services Corporation 2000 Stock Incentive Plan (the "Plan"). The RSUs are granted under Article 4 of the Plan. A copy of the Plan will be furnished upon request of Participant.

      2. Vesting; Forfeiture; Early Vesting.

      (a) Except as otherwise provided in this Agreement, the RSUs shall vest in accordance with the following schedule:


                                               NUMBER OF RSUs
ON EACH OF                                         VESTED
THE FOLLOWING DATES                          ------------------
January 1, 2007 and 2009                              24,170
January 1, 2008 and 2010                              24,171

      (b) If Participant ceases to be an employee of the Company or any Affiliate (as defined in the Plan), whether voluntary or involuntary and whether or not terminated for cause, prior to vesting of the RSUs pursuant to Section 2(a) hereof, all of Participant's rights to all of the unvested RSUs shall be immediately and irrevocably forfeited, except that (i) if Participant ceases to be an employee by reason of normal retirement at age 65 or older, early retirement with the consent of the Compensation Committee (the "Committee") of the Board of Directors of the Company or Disability (as defined below) prior to the vesting of RSUs under Section 2(a) hereof or (ii) if Participant ceases to be an employee by reason of death prior to the vesting of RSUs under Section 2(a) hereof, all RSUs granted hereunder shall vest as of such termination of employment. For purposes of this Agreement, "Disability" has the meaning given to such term in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

      3. Restrictions on Transfer. The RSUs shall not be transferable other than by will or by the laws of descent and distribution. Each right under this Agreement shall be exercisable during Participant's lifetime only by Participant or, if permissible under applicable law, by Participant's legal representative. None of the RSUs or the shares of Common Stock issuable upon vesting thereof (the "Shares") may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and any purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company, and no attempt to transfer the RSUs or the Shares, whether voluntarily or involuntarily, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the RSUs or the Shares. Notwithstanding the foregoing, Participant may, in the manner established pursuant to the Plan, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the RSUs upon the death of Participant, and Company Common Stock and any other property with respect to the RSUs upon the death of Participant shall be transferable to such beneficiary or beneficiaries or pursuant to the person or person entitled thereto by the laws of descent and distribution, and none of the limitations of the preceding sentence shall in such event apply to such Company Common Stock or other property.

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      4. Adjustments. If any RSUs vest subsequent to any change in the number or character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, or otherwise), Participant shall then receive upon such vesting the number and type of securities or other consideration which Participant would have received if such RSUs had vested prior to the event changing the number or character of the outstanding Common Stock.

      5. Change in Control. Upon a Change in Control of the Company, any unvested RSUs granted to Participant pursuant to this Agreement shall immediately vest without any further act or requirement of Participant. Change in Control shall mean a change in ownership or control of the Company effected through any of the following transactions:

                  (i) a merger, consolidation or reorganization approved by the Company's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction.

                  (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

                  (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board recommends such stockholders accept.


      6. Miscellaneous.

      (a) Issuance of Shares. No stock certificates shall be issued to Participant prior to the date on which the RSUs vest in accordance with Section 2 hereof. After such date, and following payment of the applicable withholding taxes pursuant to Section 6(b) hereof, the Company shall promptly cause to be issued a certificate or certificates, registered in the name of Participant or in the name of Participant's legal representatives, beneficiaries or heirs, as the case may be, evidencing such vested whole Shares (less any shares withheld to pay withholding taxes) and shall cause such certificate or certificates to be delivered to Participant or Participant's legal representatives, beneficiaries or heirs, as the case may be. The value of any fractional Shares shall be paid in cash at the time certificates evidencing the Shares are delivered to Participant.

      (b) Income Tax Matters.

            (i) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.
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            (ii) In accordance with any applicable terms of the Plan, and such rules as may be adopted under the Plan, Participant may elect to satisfy Participant's federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares, by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value (as defined in the Plan) equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Participant having a Fair Market Value equal to the amount of such taxes. Any such shares already owned by Participant shall have been owned by Participant for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock units or other restricted stock. The Company will not deliver any fractional Shares but will pay, in lieu thereof, the Fair Market Value of such fractional Shares. Participant's election must be made on or before the date that the amount of tax to be withheld is determined.

      (c) Plan Provisions Control. In the event that any provision of this Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. Any term not otherwise defined in this Agreement shall have the meaning ascribed to it in the Plan.

      (d) Rationale for Grant. The RSUs granted pursuant to this Agreement is intended to offer Participant an incentive to put forth maximum efforts in future services for the success of the Company's business. The RSUs are not intended to compensate Participant for past services.

      (e) No Rights of Stockholders. Neither Participant, Participant's legal representative nor a permissible assignee of this award shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until the rights of Participant, Participant's legal representative or such permissible assignee with respect to such Shares have vested in accordance with the terms hereof.

      (f) No Right to Employment. The issuance of the RSUs or the Shares shall not be construed as giving Participant the right to be retained in the employ of the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause, subject to the terms of any agreements of employment between the Company and Participant. In addition, the Company or an Affiliate may at any time dismiss Participant from employment free from any liability or any claim under the Plan or this Agreement. Nothing in this Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Award granted hereunder shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under this Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and this Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
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      (g) Governing Law. The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware. Participant hereby submits to the nonexclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or this Agreement.

      (h) Securities Matters. The Company shall not be required to deliver Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

      (i) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction or this Agreement, and the remainder of this Agreement shall remain in full force and effect.

      (j) No Trust or Fund Created. Participant shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

      (k) Headings. Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

      IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

                           Warrior Energy Services Corporation

                           By:
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                           Name:    William Jenkins
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                           Title:   President
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                           PARTICIPANT


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                           Name:    Robert Joseph McNally
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